UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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MICREL, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    MICREL, INCORPORATED

2180 Fortune Drive
San Jose, California 95131

Annual Meeting of Shareholders
to be Held on May 26, 2011
12:00 p.m. Local Time

To the Shareholders of Micrel, Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Micrel, Incorporated, a California corporation (“Micrel” or the “Company”), will be held at the Company’s offices located at 2180 Fortune Drive, San Jose, California 95131 on May 26, 2011 at 12:00 p.m. local time, for the following purposes:

1.
To elect the following six nominees to serve as members of the Board of Directors of the Company until the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified:  Raymond D. Zinn, John E. Bourgoin, Michael J. Callahan, Daniel Heneghan, Neil J. Miotto and Frank W. Schneider;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011;

3.
To approve on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended;

4.	To approve on a non-binding, advisory basis, the frequency of future shareholder advisory votes on named executive officer compensation (once every one year, every two years or every three years); and

5.	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.  The Board of Directors has fixed the close of business on March 31, 2011 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED, OR VOTE ONLINE AT WWW.PROXYVOTE.COM OR VOTE BY TELEPHONE AT 1-800-690-6903, TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ Colin Sturt
Colin Sturt
Corporate Secretary

The enclosed Proxy Statement is dated April 8, 2011 and is first being mailed to shareholders on or about April 15, 2011.

MICREL, INCORPORATED
PROXY STATEMENT

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the matters being considered at the Annual Meeting. We urge you to read the remainder of this Proxy Statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully. In this Proxy Statement, the terms “Micrel,” “Company,” “we,” “our,” “ours,” and “us” refer to Micrel, Incorporated.

What matters will be voted on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote on the following proposals:

•
To elect the following six nominees to serve as members of the Board of Directors of the Company until the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified:  Raymond D. Zinn, John E. Bourgoin, Michael J. Callahan, Daniel Heneghan, Neil J. Miotto and Frank W. Schneider (“Proposal 1”);

•	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 (“Proposal 2”);

•
To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Proposal 3”);

•
To approve, on a non-binding, advisory basis, the frequency of future shareholder advisory votes on our named executive officer compensation (once every one year, every two years or every three years)(“Proposal 4”); and

•	To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that shareholders vote:

•	FOR each of the nominees listed in Proposal 1;

•	FOR the ratification of the selection of the Company’s independent auditors;

•	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this Proxy Statement; and

•	For the approval, on a non-binding, advisory basis, of a frequency of every THREE years for future shareholder advisory votes on named executive officer compensation.

What is the required quorum for the Annual Meeting?

The holders of a majority of our outstanding shares of common stock as of March 31, 2011 (the “Record Date”) must be present in person or by proxy at the Annual Meeting in order to conduct business at the Annual Meeting.  This is called a quorum. On the Record Date, 62,113,461 shares of our common stock were outstanding.

When and where will the Annual Meeting take place?

The Annual Meeting will take place on May 26, 2011 at 12:00 p.m., local time, at our headquarters located at 2180 Fortune Drive, San Jose, California 95131.

Who is entitled to vote at the Annual Meeting?

If you are a shareholder of record as of the close of business on March 31, 2011, the Record Date, you are entitled to vote at the Annual Meeting.  You may attend the Annual Meeting and vote your shares in person.  However, whether or not you intend to attend the Annual Meeting, we urge that you vote TODAY by telephone, by the Internet, or by signing, dating and returning the proxy card in the envelope provided. If you hold shares in street name and would like to vote your shares in person at the Annual Meeting, you must present a legal proxy from your bank, broker or nominee at the Annual Meeting.

What do I need to do now?

Please carefully read and consider the information contained in this Proxy Statement and vote your shares in any of the ways provided in this Proxy Statement.

What vote is required for the proposals?

With respect to Proposal 1, you may vote FOR or WITHHOLD voting for all, some or none of the director nominees.  The six director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board of Directors.  Under our Corporate Governance Guidelines, as amended by the Board of Directors on March 27, 2009, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote.  The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation.

You may vote FOR, AGAINST or ABSTAIN from voting with respect to each of Proposals 2 and 3 discussed above.  The affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum is required for the ratification of the appointment of the independent registered public accounting firm (Proposal 2) and the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to executive compensation disclosure rules under the Exchange Act (Proposal 3). Because your vote on Proposal 3 is advisory, it will not be binding on the on the Company’s Board of Directors, its committees or the Company. However, the Board of Directors will review the voting results and take them into consideration when making future decisions about executive compensation.

You may vote for a frequency of every ONE, TWO or THREE years or ABSTAIN for Proposal 4.  The affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum is required for approval.  If none of the frequency alternatives (one year, two years or three years) receives a majority vote, the Company will consider the option of one year, two years or three years that receives the highest number of votes cast to be the frequency for the shareholder advisory vote on executive compensation recommended by shareholders.  However, because this is an advisory vote, the result will not be binding on the Company’s Board of Directors, its committees or the Company. The Board of Directors and/or committee of the Board of the Directors will consider the outcome of the vote when determining how often the Company should submit to shareholders an advisory vote to approve the compensation of its named executive officers included in the Company’s proxy statement pursuant to executive compensation disclosure rules under the Exchange Act but it may decide that it is in the best interests of the Company and its shareholders to hold a shareholder advisory vote on executive compensation more or less frequently than the option recommended by our shareholders.

The Board of Directors unanimously recommends that you vote FOR each nominee in Proposal 1, FOR Proposals 2 and 3 and for a frequency of every THREE years in Proposal 4.

What happens if I do not give specific voting instructions?

Shareholders of Record.  If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 (Proposal 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

The election of directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 3) and the advisory vote on the frequency of the shareholder advisory votes on executive compensation (Proposal 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3 and 4.

What are abstentions?

An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal.  Abstained shares are considered present and therefore are included for purposes of determining a quorum.

How will broker non-votes and abstentions be treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

“For” and “Withhold” votes are counted with respect to Proposal No. 1 (election of directors), “For” and “Against” votes and abstentions and broker non-votes are counted with respect to Proposal No. 2 (ratification of accountants), “For” and “Against” votes and abstentions are counted with respect to Proposal No. 3 (advisory vote on compensation of named executive officers), and “One Year,” “Two Year” and “Three Year” votes and abstentions are counted with respect to Proposal No. 4 (advisory vote on  frequency of advisory vote on compensation of named executive officers).

Broker non-votes and abstentions will have no effect on Proposal 1 relating to the election of directors, because approval of a majority of shares represented and voting at the meeting is not required for this proposal or Proposal 4 relating to the frequency of the advisory vote on compensation of named executive officers.  In the case of Proposals 2 and 3, broker non-votes and abstentions have no effect on determining whether the affirmative vote constitutes a majority of the shares represented and voting at the Annual Meeting.  However, approval of Proposals 2 and 3 also requires the affirmative vote of a majority of the required quorum, and therefore abstentions, in the case of Proposal 2, and broker non-votes and abstentions, in the case of Proposal 3, because they do not count as affirmative votes, have the effect of a vote against the proposals and therefore could prevent the approval of Proposals 2 and 3. Because brokers cannot vote “uninstructed” shares on behalf of their customers for “non-routine” matters, it is important that shareholders vote or provide instructions to vote their shares.  In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided.

Can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the Annual Meeting. If you hold your shares in a brokerage account in your broker’s name, you must request a legal proxy from your stockbroker in order to vote in person at the Annual Meeting.

Can I vote my shares without attending the Annual Meeting?

Yes. Whether you hold shares directly as a shareholder of record or beneficially through a broker, bank or other nominee, you may vote without attending the Annual Meeting.  If you are a shareholder of record you may vote without attending the Annual Meeting by submitting a proxy by telephone, by the Internet or by signing, dating and returning a proxy card. If you hold your shares through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee, following the directions they provide you.

Shares will be voted in accordance with the specific voting instructions on the proxy card. Any proxy cards received by Micrel which are signed by shareholders but which lack specific instruction will be voted “For” the election of each of the nominees for director, “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011, “For” the approval, on a non-binding and advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Exchange Act, for “Three Years” with respect to the approval, on a non-binding and advisory basis, of the frequency of the advisory vote on compensation of our named executive officers.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

What should I do if I receive more than one set of voting materials?

If your shares are registered differently and are held in more than one account, then you will receive more than one Proxy Statement and proxy card. Please be sure to vote all of your accounts so that all of your shares are represented at the meeting.

Can I change my vote after I return my proxy?

You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting.  If you are the record holder of your shares, you may do this prior to the time of voting by delivering written notice to Micrel revoking your proxy, submitting a new, later-dated proxy by telephone or the Internet, or submitting a subsequently signed and dated proxy card.  You may also revoke your proxy by attending the Annual Meeting and voting in person.  Simply attending the Annual Meeting will not revoke your proxy unless you specifically request it.  If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting.

Who should I contact if I have questions?

If you need additional proxy materials or have any questions about the Annual Meeting, please call Colin Sturt, (408) 944-0800.

THE ANNUAL MEETING

The following sets forth some of the information that you may wish to know about the Annual Meeting.

Record Date and Quorum

Only the holders of record of our common stock as of the close of business on March 31, 2011 are entitled to receive notice of, and to vote at, the Annual Meeting.  On the Record Date, there were 62,113,461 shares of our common stock outstanding.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on the Record Date will constitute a quorum for purposes of the Annual Meeting. A quorum is necessary to hold the Annual Meeting.  Once a share is represented at the Annual Meeting, it will be counted for the purpose of determining a quorum at the Annual Meeting and any adjournment or postponement of the Annual Meeting.  If a new record date is set for an adjourned Annual Meeting, however, then a new quorum will have to be established.

Required Vote

Each outstanding share of our common stock on the record date entitles the holder to one vote at the Annual Meeting.

For Proposal 1, the six director nominees receiving the highest numbers of votes cast will be elected to fill the seats on the Board of Directors.  Under our Corporate Governance Guidelines, as amended by the Board of Directors on March 27, 2009, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote.  The Nominating and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of the shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation.

For Proposals 2 and 3, the affirmative vote of both (a) a majority of shares represented and voting at the Annual Meeting and (b) a majority of the required quorum, is required for approval.

For Proposal 4, the affirmative vote of both (a) a majority of shares represented and voting at the Annual Meeting and (b) a majority of the required quorum, is required for approval.  If none of the frequency alternatives (one year, two years or three years) receives a majority vote, the Company will consider the option of one year, two years or three years that receives the highest number of votes cast to be the frequency for the shareholder advisory vote on executive compensation recommended by shareholders. However, because this is an advisory vote, the result will not be binding on the Company’s Board of Directors, its committees or the Company. The Board of Directors and/or committee of the Board of Directors will consider the outcome of the vote when determining how often the Company should submit to shareholders an advisory vote to approve the compensation of its named executive officers disclosed in the Company’s proxy statement pursuant to executive compensation disclosure rules under the Exchange Act, but it may decide that it is in the best interests of the Company and its shareholders to hold a shareholder advisory vote on executive compensation more or less frequently than the option recommended by our shareholders.

Our Board of Directors urges you to vote FOR the election of each of the six directors nominated by the Company, FOR Proposals 2 and 3 and for a frequency of every THREE years in Proposal 4.

If you are a shareholder of record, you may vote your shares in one of the following ways:

•	Vote in Person – You may vote in person at the Annual Meeting.

•
Vote by Telephone – Please call toll-free from the U.S. or Canada the phone number listed on your proxy card and follow the simple instructions provided.  Please have your proxy card in hand when you call and then follow the instructions.

•
Vote by Internet – Please access the website listed on your proxy card and follow the simple instructions provided.  Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•
Vote by Mail – If you do not have access to a touch-tone telephone or to the Internet or wish to vote by mail, please sign, date and return the proxy card in the envelope provided.  If your proxy card is signed and returned without specifying choices, the shares represented will be voted “For” the election of each of the nominees for director, “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011, “For” the approval, on a non-binding and advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Exchange Act, for “Three Years” with respect to the approval, on a non-binding and advisory basis, of the frequency of the advisory vote on compensation of our named executive officers.

If you hold your shares through a broker or other nominee, you will receive separate voting instructions with the Proxy Statement. Your broker or nominee may provide voting through the Internet or by telephone.  Please contact your broker to determine how to vote.

Adjournments and Postponements

Either the chairman of the meeting or the shareholders holding a majority of shares entitled to vote and represented at the meeting, present in person or represented by proxy, may adjourn the meeting.  If the time and place of an adjourned meeting are announced at the meeting which is being adjourned, additional notice is not required unless the adjournment is for more than 45 days or a new record date is fixed for the adjourned meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

At any time prior to convening the Annual Meeting, our Board of Directors may postpone the Annual Meeting for any reason without the approval of our shareholders. If postponed, we will provide notice of the new meeting date at least ten days prior to the new meeting date.  Any postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use. If the Annual Meeting is adjourned or postponed and the record date remains unchanged, unrevoked proxies will continue to be effective for purposes of voting on the new meeting date.

Revocability of Proxies

You can revoke your proxy at any time before the vote is taken at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:

•	submitting written notice of revocation to the Secretary of Micrel prior to the voting of the proxy, which is dated a later date than the proxy;

•	submitting a later-dated proxy by telephone or by the Internet;

•	submitting a duly completed and executed proxy bearing a later date; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

If you are a shareholder of record, written notices of revocation and other communications about revoking your proxy should be addressed to:

Micrel, Incorporated
2180 Fortune Drive
San Jose, California 95131
Attention: Corporate Secretary

If you hold your shares through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding revocation of proxies. If your broker, bank or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by telephone or the Internet.

Shares Owned by Our Directors and Executive Officers

As of March 31, 2011, the record date for the Annual Meeting, our directors and executive officers owned, in the aggregate, approximately 11,751,044 shares of our common stock (excluding shares issuable upon exercise of options), or approximately 18.9% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they intend to vote all of their shares of common stock “For” the election of each of the nominees for director, “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011, “For” the approval, on a non-binding and advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, for “Three Years” with respect to the approval, on a non-binding and advisory basis, of the frequency of the advisory vote on compensation of our named executive officers.

Solicitation of Proxies

Proxies are being solicited by and on behalf of our Board of Directors. Micrel will bear the entire cost of the Board of Directors’ solicitation of proxies in connection with the Annual Meeting, including the costs associated with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting material furnished to shareholders.

Micrel will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 26, 2011

This Proxy Statement and the Company’s 2010 Annual Report are available electronically at www.proxyvote.com.  You may also obtain copies free of charge online at www.almadenpressonline.com/micrel/, by telephone at (408) 435-2402 or by writing to Micrel, Incorporated, 2180 Fortune Drive, San Jose, CA 95131, Attention: Corporate Secretary.

THE PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

Directors elected at the Annual Meeting will hold office from the time of their election until the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified.  The six nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors.  Shareholders may withhold authority to vote for any nominee or the entire slate as directed on the proxy card.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.  However, under our Corporate Governance Guidelines, amended by the Board of Directors on March 27, 2009, in any uncontested election of directors, any nominee for director who receives a greater number of “WITHHOLD” votes than votes “FOR” his or her election is required to promptly tender his or her resignation to our Board of Directors following certification of the shareholder vote.  The Nomination and Corporate Governance Committee will then recommend to our Board of Directors whether to accept or reject the resignation. Within ninety days following certification of shareholder vote, our Board of Directors will publicly disclose its decision regarding whether to accept or reject the resignation in a Form 8-K furnished to the SEC.

The following table sets forth information with respect to the six persons nominated by the Board of Directors for election to the Board of Directors at the Annual Meeting as of March 31, 2011.  If any nominees identified in this proposal should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine.  The proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.  Each person nominated for election has agreed to serve if elected.

Nominees for Director	Age	Position	Director Since
Raymond D. Zinn	73	President, Chief Executive Officer and Chairman of the Board of Directors	1978
John E. Bourgoin (2)(3)	65	Director	2010
Michael J. Callahan (2)(3)	75	Director	2005
Daniel Heneghan (1)(3)	55	Director	2008
Neil J. Miotto (1)(2)	64	Director	2007
Frank W. Schneider (1)(2)	69	Director	2007
___________
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

The principal occupations and positions of the director nominees named above as of March 31, 2011 for at least the past five years are as follows:

Raymond D. Zinn is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company’s inception in 1978. As our Chief Executive Officer, Mr. Zinn gives the Board of Directors insight and in-depth knowledge of the semiconductor industry and Micrel’s specific operations and strategies.  He also provides leadership skills and extensive knowledge of semiconductor technology and Micrel’s business environment, which he has gained through his long career with Micrel and in the semiconductor industry. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and an M.S. in Business Administration from San Jose State University.

John E. Bourgoin joined Micrel's Board of Directors in May 2010. Mr. Bourgoin brings more than 35 years of extensive executive management skill and semiconductor industry experience to the Board of Directors. He served as the Chief Executive Officer of MIPS Technologies, Inc. from February 1998 until his retirement on December 31, 2009 and as President since September 1996. Mr. Bourgoin served as Senior Vice President of Silicon Graphics, Inc., or SGI, from September 1996 to May 1998. From 1976 until joining SGI, Mr. Bourgoin was employed at Advanced Micro Devices, Inc., where he held various positions including Group Vice President, Computation Products Group. He served as a Director of MIPS Technologies Inc. from February 1998 until his retirement and as the Chairman of the Board from February 1998 until August 2003. Mr. Bourgoin served as a Director of Stream Processors Inc. from July 2006 until October 2009 and served as a Director at Electronic Design Automation Consortium from August 2006 until April 2010. Mr. Bourgoin serves as a member of the Compensation Committee and as Chairman of the Nominating and Corporate Governance Committee of the Company's Board of Directors. Mr. Bourgoin holds a B.S.E.E. from the University of Illinois and an M.B.A. from Arizona State University.

Michael J. Callahan joined Micrel’s Board of Directors in May 2005. Mr. Callahan brings extensive semiconductor technology and market expertise and high tech company executive management experience to the Board of Directors.  Mr. Callahan served on the boards of directors of Teknovus, Inc. from 2004 to 2010 and has been serving on the board of directors of Quick Logic Corporation since July 1997.  He served as Chairman of the Board of Directors, President and Chief Executive Officer of WaferScale Integration, Inc. from March 1990 to September 2000.  He was also the President of Monolithic Memories, Inc. from 1978 to March 1990.  During his tenure at Monolithic Memories, the company became a subsidiary of Advanced Micro Devices, Inc., where Mr. Callahan then served in the capacity of Senior Vice President of Programmable Products.  Mr. Callahan serves as a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors.  Mr. Callahan holds a B.S.E.E. from the Massachusetts Institute of Technology.

Daniel Heneghan was elected to Micrel’s Board of Directors in November 2008. Mr. Heneghan brings more than 25 years of experience in financial and executive positions in semiconductor and high tech industries to the Board of Directors.  He recently served as Chief Financial Officer of Intersil Corporation from its inception in August 1999 until he retired in June 2005. From 1996 to August 1999, Mr. Heneghan was Vice President and Controller of the Semiconductor Business at Harris Corporation (“Harris”). From 1994 to 1996, Mr. Heneghan was Vice President and General Manager of the Digital Products Division at Harris. Mr. Heneghan also served at various times as Division Controller of the Semiconductor Business, Director of Planning and Director of Finance at Harris. He has been serving on the boards of directors of Freescale Semiconductor Holdings I, Ltd., which is the indirect parent of Freescale Semiconductor, Inc., since July 2010, Pixelworks, Inc. since April of 2006, and NTELOS Holdings Corp. since February 2006, and also works as an advisor to the semiconductor industry. He serves as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Heneghan holds a B.S. in Accounting from Quincy University in Illinois and an M.B.A. from Western Illinois University.

Neil J. Miotto joined Micrel’s Board of Directors in February 2007.  Mr. Miotto brings extensive financial risk assessment and financial reporting experience to the Board of Directors.  He is a retired assurance partner of KPMG LLP where he was a partner for 27 years until his retirement in September 2006.  While at KPMG, Mr. Miotto also served as an SEC reviewing partner.  He is a member of the American Institute of Certified Public Accountants.  Mr. Miotto serves as a member of the Audit Committee and the Compensation Committee of the Company’s Board of Directors.  He has been serving on the board of directors of GigOptix, Inc. since December of 2008 and currently serves as chairman of its Audit Committee.  He holds a B.B.A. from Baruch College of The City University of New York.

Frank W. Schneider joined Micrel’s Board of Directors in May 2007.  Mr. Schneider brings more than 40 years of management skill and experience in the semiconductor, electronic component and systems industries to the Board of Directors. From October 2003 to January 2006, Mr. Schneider served as President and Chief Executive Officer of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems.  In January 2006, ION Systems was acquired by MKS Instruments, Inc. where Mr. Schneider served as Vice President and General Manager until his retirement in 2009.  Prior to these roles, Mr. Schneider was the President and Chief Executive Officer of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc.  Subsequent to the merger, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business unit.  Mr. Schneider also served as a member of the advisory Board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics.  Mr. Schneider serves as a member of the Audit Committee and as Chairman of the Compensation Committee of the Company’s Board of Directors.  He holds a B.S. in Electrical Engineering from West Virginia University and an M.B.A. from Northwestern University’s Kellogg School of Business.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.  Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification of the selection of PwC as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Vote Required

Ratification of the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011 AS SET FORTH IN PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter for the Company and our shareholders. This proposal provides our shareholders with the opportunity to approve on a non-binding, advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to executive compensation disclosure rules under the Exchange Act.  We are providing our shareholders with this opportunity pursuant to Section 14A of the Exchange Act.

You have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution relating to named executive officer executive compensation:

“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and the narrative discussion of the proxy statement.”

In deciding how to vote on this proposal, you are encouraged to consider the Company’s executive compensation philosophy and objectives, the design principles and the elements of the Company’s executive compensation program described in the Compensation Discussion and Analysis section below.  The Company’s executive compensation philosophy is designed to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company’s long-term success. Our compensation program is structured to compensate our executive officers in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders.

We encourage you to carefully read the Compensation Discussion and Analysis and other sections of this Proxy Statement for additional details on Micrel’s executive compensation, including our compensation philosophy and objectives and the 2010 compensation of the named executive officers.

The following highlights key aspects of executive compensation with respect to our named executive officers in fiscal year 2010:

•
Elements of our Compensation Program.  We have designed our executive compensation program to be substantially performance-based. Our executives’ compensation consists primarily of base salary, short-term cash incentive awards, and long-term equity incentive awards.

•
Base Salary.  For 2009, we froze the salaries of our employees, including our executives, due to the economic uncertainty associated with the recession. With significant revenue and profit growth in 2010, we increased employee and executive salaries by an average of 3%.

•
Short-Term Cash Incentive Awards.  Our performance incentive program ties executive bonuses to corporate performance, measured by our non-GAAP earnings per share results.  We believe that shareholders value higher profitability levels, so we designed our performance incentive plan to reward achievement of that goal. Our plan is designed to provide us with a variable cost structure which reduces compensation expenses when profit levels are low and pays more when profit levels are higher. In 2010, approximately 43% of the named executive officers’ total direct compensation varied based on performance in the form of a cash bonus.

•
Long-Term Equity Incentives.  Our equity awards have significant vesting periods designed to encourage our executives to focus on the long-term performance of our stock price. Our options generally vest annually over five years and our restricted stock units generally vest over five years starting annually on the third anniversary of the date of grant.  In 2010, approximately 20% of the named executive officers’ total direct compensation was in the form of long-term incentive equity awards based on the grant date fair value of option awards to our named executive officers in 2010 (calculated in accordance with FASB ASC Topic 718).

•
Pay Practices.  We do not use many pay practices that are commonly considered to be disadvantageous to shareholders.  For example, we do not have guaranteed salary increases, bonuses or equity grants.  We employ our executive officers “at will” without employment contracts. We do not pay the tax liability (i.e., no gross-ups) associated with reimbursements or with severance or change-of-control benefits.  We do not pay dividends on unvested equity awards.  The Compensation Committee, which is made up of independent directors, reviews and approves all compensation awarded to our executive officers.

We believe our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and has demonstrated that it incentivizes desirable behavior from our executives.  We request that shareholders approve the compensation of Micrel’s named executive officers as disclosed in this Proxy Statement pursuant to executive compensation disclosure rules under the Exchange Act.

Vote Required

Approval of our executive compensation will require the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF
SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Company is providing shareholders with a non-binding advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years, pursuant to Section 14A of the Exchange Act.

Accordingly, you have the opportunity to choose the option of every “One year,” every “Two years,” every “Three years,” or to “Abstain” from voting on the following non-binding resolution relating to the frequency of the shareholder advisory vote on executive compensation:

“Resolved, that the option of every 1 year, every 2 years, or every 3 years that receives the affirmative vote of the holders of a majority in voting power of the shares of the Company’s common stock entitled to vote at the meeting will be determined to be the recommended frequency for which the Company should hold a shareholder advisory vote to approve the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement, provided that if none of the options receives a majority vote, the option receiving the greatest number of votes cast will be determined to be the recommended frequency for which the Company should hold such a shareholder advisory vote.”

At this time, we believe that holding a non-binding shareholder advisory vote on executive compensation once every three years is appropriate for the Company for the following reasons:

•
The semiconductor industry has historically been subject to two- to three-year business cycles (measured by peak to trough to peak revenue levels).  Similarly, new product development and adoption often takes several years to come to fruition.  We seek to take a similar long-term approach to executive compensation so that it is tailored to entire business and new product development cycles. We believe that making changes to our compensation programs in response to an annual advisory vote could be premature and possibly counterproductive. Annual changes in response to short-term fluctuations in our results at various points in the business cycle may result in under- or over-compensating executives before their performance has been adequately evaluated in the context of entire business or new product development cycles.

•
We strive to encourage a long-term focus among our executives by, for example, making equity awards vest over long periods (typically 5 years). We believe that an advisory vote on our executive compensation by our shareholders every three years will encourage shareholders to take a long-term approach to our compensation programs, similar to that taken by our executives and our Compensation Committee.

•
We generally set performance incentive structures and plans and leave them in place for several years to allow us to determine their effectiveness in helping us to achieve our corporate goals and to minimize the disruption to our employees that is inevitable with significant changes to incentive programs.

•
We believe that a dialogue with our shareholders about executive compensation should be ongoing and not wait for a formal vote at an annual meeting. We encourage our shareholders to convey their compensation concerns to us on a real-time basis.

Vote Required

To constitute the recommendation of the shareholders, on a non-binding and advisory basis, regarding the frequency of shareholder advisory votes on executive compensation, the applicable “One year,” “Two years” or “Three years” option must receive the affirmative vote of both (1) a majority of shares represented and voting at the Annual Meeting and (2) a majority of the required quorum.  However, if none of the frequency alternatives (one year, two years or three years) receives such vote, we will consider the option of one year, two years or three years that receives the highest number of votes cast to be the frequency for the shareholder advisory vote on executive compensation recommended by shareholders.

Although this advisory vote on the frequency of the shareholder advisory vote on named executive officer compensation is nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on named executive officer compensation but it may decide that it is in the best interests of the Company and its shareholders to hold a shareholder advisory vote on executive compensation more or less frequently than the option recommended by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY “THREE YEARS” FOR FUTURE SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION.

********************************

OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 31, 2011, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company’s common stock, (ii) each of the Company’s directors and nominees for directors, (iii) the Chief Executive Officer, the Chief Financial Officer and any other person who served as Chief Executive Officer or Chief Financial Officer during 2010, if applicable, and each of the three other most highly compensated officers (collectively, the “named executive officers” or “NEOs”) and (iv) all executive officers and directors of the Company as a group.  Unless otherwise indicated below, the address for each beneficial owner listed is c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131.

	Shares Beneficially Owned (1)
Name	Number of Shares (#)	Percent of Class (%) (2)
Raymond D. Zinn (3)	12,112,741	19.3
FMR LLC (4)	7,462,563	12.0
82 Devonshire Street Boston, MA 02109
Heartland Advisors, Inc. (5)	5,640,847	9.1
789 North Water Street Milwaukee, WI 53202
Royce & Associates, LLC (6)	4,938,104	8.0
745 Fifth Avenue New York, NY 10151
BlackRock, Inc. (7)	4,480,903	7.2
40 East 52nd Street New York, NY 10022
Clyde Raymond Wallin (8)	55,352	*
James G. Gandenberger (9)	61,000	*
Jung-Chen Lin (10)	101,676	*
Thomas S. Wong (11)	230,246	*
John E. Bourgoin (12)	8,750	*
Michael J. Callahan (13)	50,000	*
Daniel J. Heneghan (14)	35,000	*
Neil J. Miotto (15)	53,125	*
Frank W. Schneider (16)	75,499	*
All executive officers and directors as a group (17)	12,948,676	20.5
____________
*Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2011 are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.  Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.  Except for information based on Schedules 13G/A, as indicated in the footnotes hereto, beneficial ownership is stated as of the Record Date.

(2)	Based on 62,113,461 shares of common stock outstanding as of March 31, 2011.

(3)	Includes 508,888 shares subject to stock options exercisable within 60 days of March 31, 2011.

(4)
Based upon information furnished on Schedule 13G/A filed with the SEC on February 14, 2011 by FMR LLC (“FMR”) and Edward C. Johnson 3d (“Johnson”). Each of FMR and Johnson report having sole dispositive power as to all shares.  Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(5)
Based upon information furnished on Schedule 13G/A filed with the SEC on February 10, 2011 by Heartland Advisors, Inc. (“Heartland”) and William J. Nasgovitz (“Nasgovitz”). Heartland and Nasgovitz reported having shared voting power and dispositive power as to all shares.

(6)
Based upon information furnished on Schedule 13G filed with the SEC on January 18, 2011 by Royce & Associates, LLC (“Royce”).  Royce reported having sole voting power and sole dispositive power as to all shares.

(7)
Based upon information furnished on Schedule 13G/A filed with the SEC on February 7, 2011 by BlackRock, Inc. (“Blackrock”).  Blackrock reported having sole voting power and sole dispositive power as to all shares.

(8)	Includes 45,500 shares subject to stock options exercisable within 60 days of March 31, 2011.

(9)	Includes 61,000 shares subject to stock options exercisable within 60 days of March 31, 2011.

(10)	Includes 84,308 shares subject to stock options exercisable within 60 days of March 31, 2011.

(11)	Includes 204,287 shares subject to stock options exercisable within 60 days of March 31, 2011.

(12)	Includes 3,750 shares subject to stock options exercisable within 60 days of March 31, 2011.

(13)	Includes 48,000 shares subject to stock options exercisable within 60 days of March 31, 2011.

(14)	Includes 15,000 shares subject to stock options exercisable within 60 days of March 31, 2011.

(15)	Includes 30,625 shares subject to stock options exercisable within 60 days of March 31, 2011.

(16)	Includes 32,499 shares subject to stock options exercisable within 60 days of March 31, 2011.

(17)	Includes 1,197,632 shares subject to stock options exercisable within 60 days of March 31, 2011.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Information regarding each of our executive officers as of March 31, 2011 is set forth below.

Name	Age	Position
Raymond D. Zinn	73	President, Chief Executive Officer and Chairman of the Board of Directors
Andrew Cowell	45	Vice President of Analog
Christopher Dingley	51	Vice President of Worldwide Sales
James G. Gandenberger	50	Vice President of Worldwide Operations & Foundry Business
Mansour Izadinia	48	Senior Vice President of Analog
Jung-Chen Lin	57	Vice President of Ethernet
David C. Schie	39	Vice President of Analog
Clyde Raymond Wallin	57	Vice President of Finance and Human Resources and Chief Financial Officer
Thomas S. Wong	55	Vice President of High Bandwidth
Richard Zelenka	55	Vice President of Quality Assurance

The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Zinn whose information is included above under the caption “Proposal 1 Election of Directors,” are as follows:

Mr. Cowell has served as Vice President of Analog since November 2007.  From December 2002 until November 2007, he served as the head of our Strategic Applications division with responsibility for new product definition for power products.  Mr. Cowell joined the Company in April 1998 as Marketing and Applications Manager for the power product line.  Prior to joining Micrel, Mr. Cowell worked for Siliconix Semiconductor for five years in various technical positions throughout the world.  Prior to Siliconix, he was a power supply designer for Advanced Power Supplies in the United Kingdom.  Mr. Cowell holds a First Class Honors degree in Electronics from Middlesex University.

Mr. Dingley has served as Vice President of Worldwide Sales since September 2009. From June 2004 until September 2009, he was the Manager of Micrel’s Western Sales Territory.  Mr. Dingley joined the Company in June 1997 and served as Director of Worldwide Distribution Sales until June 2004.  Prior to joining Micrel, Mr. Dingley was Distribution Manager for Winbond North America. Prior to this, Mr. Dingley held the positions of Area Sales Manager and Distribution Sales Manager with General Instrument. He studied Marketing and Electrical Engineering Technology at Arizona State University.  Mr. Dingley resigned from his position and terminated his employment with the Company effective April 1, 2011.

Mr. Gandenberger has served as Vice President of Worldwide Operations & Foundry Business since November 2007.  From July 2002 to November 2007, he served as Vice President of Wafer Fab Operations.  Mr. Gandenberger joined the Company in October 2000 as Managing Director of Wafer Fab Operations.  Prior to joining the Company, Mr. Gandenberger was employed by National Semiconductor Corporation from 1997 to 2000 as the Managing Director of Santa Clara Wafer Fabs.  From 1994 to 1997, he was employed by Asyst Technologies where he held the position of Vice President of Sales and Marketing.  From 1984 to 1994, Mr. Gandenberger served in a variety of positions at LSI Logic, where his last position was Director of Operations of the VLSI CMOS Division.  He holds a B.S. in Business Administration from Saint Mary’s College and an M.B.A from Golden Gate University.

Mr. Izadinia has served as Senior Vice President of Analog since January 2011.  Before joining Micrel, he was employed by Integrated Device Technology, Inc. as Chief Technology Officer from October 2010 to January 2011 and as Senior Vice President of Analog and Power Division from July 2009 to October 2010.  Prior to joining IDT, Mr. Izadinia served as Vice President of the System and Power Management (SPM) business unit at Maxim Integrated Products, Inc.  Prior to Maxim, he held various engineering and management positions at National Semiconductor Corporation. Mr. Izadinia holds a B.S.E.E. from the University of California at Los Angeles and M.S.E.E. from Santa Clara University.

Mr. Lin has served as Vice President of Ethernet since April 2003.  He joined the Company through the acquisition of Kendin Communications Inc. in May 2001 as Vice President of Design of Kendin Operations. Prior to the acquisition, he served as Vice President of Engineering at Kendin from 1996 to 2001.  Prior to Kendin, Mr. Lin was employed by Pericom Semiconductors Corp as Design Manager of the Data Communication Group from April 1995 to April 1996.  He worked for Hitachi Micro Systems, Inc. as Principle Engineer from August 1993 to April 1995.  From 1990 to 1993, he was employed by Vitesse Semiconductor Corp., where he held a design manager position.  From 1986 to 1990, he worked for Philips Components at various locations as Senior Member of Technical Staff in the Mixed Signal Circuit Design area.  Mr. Lin holds a B.S.E.E. from National Taiwan University and a Ph.D. and an M.S.E.E. from the University of Cincinnati.

Mr. Schie has served as Vice President of Analog since May 2009.  From May 2007 to May 2009, he served as Vice President of Analog Engineering and R&D. Before joining Micrel, Mr. Schie was an Executive Director at Maxim Integrated Products from 2004 to 2007.  From 2000 to 2004, he was Vice President of Supertex, Inc.  Prior to Supertex, Mr. Schie was a founder of various companies including the ESG group of companies and Linear Dimensions Semiconductor. Mr. Schie holds a B.A.Sc. in Engineering Science (Electrical Option) with Honors from the University of Toronto.

Mr. Wallin has served as Vice President of Finance and Chief Financial Officer since January 2009 and, in addition, as Vice President of Human Resources since January 2010.  Before joining Micrel, Mr. Wallin served as Chief Financial Officer of Neterion, from 2008 to 2009 and Tallwood Venture Capital from 2007 to 2008.  Prior to Tallwood Venture Capital, Mr. Wallin served as Chief Financial Officer and Senior Vice President at Sipex Corporation from 2004 until 2007.  Prior to his role at Sipex, Mr. Wallin served as Vice President of Finance and Chief Financial Officer with iWatt from 2002 to 2004 and Kendin Communications from 2000 to 2001 when the Company was acquired by Micrel.  Mr. Wallin has also held senior financial management positions with Cirrus Logic.  He holds an M.B.A. in Finance from the University of Chicago and a B.S. in Economics with Honors from the University of Oregon.

Mr. Wong has served as Vice President of High Bandwidth since November 1998. Prior to joining the Company, Mr. Wong was a co-founder of Synergy Semiconductor and held various management positions including Chief Technical Officer, Vice President Engineering, Vice President Standard Products and Vice President Product Development for Synergy Semiconductor from 1987 to November 1998 at which time Synergy was acquired by the Company.  From 1978 to 1986, Mr. Wong was employed by Advanced Micro Devices where his last position was Design Engineering Manager.  He holds a B.S.E.E. from the University of California at Berkeley and an M.S.E.E. from San Jose State University.

Mr. Zelenka has served as Vice President of Quality Assurance since August 2000. From January 1998 to July 2000 he held the position of Director of Product Assurance.  Prior to joining the Company, Mr. Zelenka was employed by National Semiconductor Corporation from 1987 to 1998 as a Senior Quality Manager.  From 1983 to 1987 Mr. Zelenka was employed by Fairchild Semiconductor where he held the position of Wafer Fab Quality Manager.  He holds a B.S. in Chemical Engineering from the University of Wyoming.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than ten percent of the Company’s common stock (“Reporting Persons”) are required to report, to the SEC and to the NASDAQ Stock Market, their initial ownership of the Company’s stock and other equity securities and any subsequent changes in that ownership, and to furnish the Company with copies of all these reports they file.  As a matter of practice, an administrative staff member assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 2010, all Reporting Persons complied with all applicable filing requirements, except for the following late reports filed since the beginning of the fiscal year ended December 31, 2010, and the transactions reflected therein, covering sales of stock: Mr. Lin was late in filing a report of his sale of 20,400 shares and Mr. Wong was late in filing a report of his sale of 18,000 shares, in each case on October 29, 2010.

CORPORATE GOVERNANCE

Committees and Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings and one special meeting, during the fiscal year ended December 31, 2010, and acted five times by unanimous written consent.  Each member of the Board of Directors who served during 2010 attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served during the year.

The Company has standing Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

Director Independence

The NASDAQ Stock Market rules require a majority of the Company’s Board of Directors to be independent of the Company and its management.  The Board of Directors has a responsibility to make an affirmative determination as to the independence of its members through the application of Rule 5605 of the Marketplace Rules of the NASDAQ Stock Market (definition of “independent director”).  Our Board of Directors has affirmatively determined that all of its members and nominees are independent under these rules, except for Mr. Zinn, who is an employee of the Company.

Board Leadership Structure

Mr. Raymond Zinn currently serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company. The Board of Directors and its Nominating and Corporate Governance Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company.  Mr. Zinn has served in these capacities since 1978.  Given Mr. Zinn’s experience as a co-founder and President, Chief Executive Officer and Chairman of the Board of Directors of Micrel for over 30 years, the respect which he has earned from employees, business partners and shareholders, as well as other members of the semiconductor industry, and his proven leadership skills, the Board of Directors believes the best interests of the Company’s shareholders are met by Mr. Zinn’s continued service in both capacities. The Board of Directors believes Mr. Zinn’s fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for Micrel’s employees and other stakeholders.  Furthermore, the Board of Directors believes that the authority of the combined Chairman of the Board of Directors and Chief Executive Officer is appropriately counter-balanced by the fact that all of the other directors are independent.  Although the Board of Directors has not named a lead independent director, all of the independent directors are actively engaged in shaping the Board of Director’s agenda and the Company’s strategy.

Risk Management

Our Board of Directors oversees Micrel’s management, which is responsible for the day-to-day issues of risk management.  Such oversight is facilitated in large part by the Audit Committee, which receives reports from management, the internal audit team and the Company’s independent registered public accounting firm regarding audit procedures, accounting and financial controls, disclosure controls, financial risk assessment and risk management.  The Audit Committee discusses the Company’s major risk exposures and the steps that have been taken to monitor and control such exposures with management.  Furthermore, the Board and the Nominating and Corporate Governance Committee monitors the Company’s governance and director and Chief Executive Officer succession risk and the Compensation Committee monitors the Company’s compensation policies and related risks.  In addition, members of Micrel’s management may also report directly to the Board of Directors on significant risk management issues.

Board Committees

Information on each of the Board of Directors’ standing committees is presented below.

Audit Committee.  The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, directing and monitoring the Company’s internal audit function, reviewing and monitoring the annual audit of the Company’s financial statements, internal controls, accounting practices and policies and related tasks as specified in its charter or required by the applicable NASDAQ rules.  The members of the Audit Committee presently are Messrs. Heneghan (Chairman), Miotto and Schneider, each an independent director as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and in accordance with the listing standards of the NASDAQ Stock Market.  Messrs. Miotto and Heneghan qualify as audit committee financial experts within the definition adopted by the SEC in Item 407(d)(5)(ii) of Regulation S-K.  In 2010, the Audit Committee met in person five times, with each member of the Audit Committee attending at least 75% of those meetings, and acted twice by unanimous written consent.  Please see the information under the caption “Audit Committee Report” for further information regarding the Audit Committee.  A copy of the Audit Committee Charter is available at www.micrel.com.

Compensation Committee.  The Compensation Committee approves all forms of compensation to executive officers and directors, reviews salary increases, bonus and stock compensation programs for other employees, administers the Company’s incentive award plans and performs such other duties as may from time to time be determined by the Board of Directors.  The Compensation Committee has delegated to Mr. Zinn the authority to approve grants of stock options or restricted stock units to non-officer employees of no greater than 100,000 shares.  The Compensation Committee consists of Messrs. Schneider (Chairman), Bourgoin, Callahan and Miotto, each an independent director as defined in the listing standards of the NASDAQ Stock Market.  The Compensation Committee met three times in 2010 and acted two times by unanimous written consent.  A copy of the Compensation Committee Charter is available at www.micrel.com.

The Compensation Committee meets at least twice during the year, generally in February and August.  In or around February of each year, the Vice President of Human Resources provides to the Compensation Committee the proposed incentive award and bonus compensation for each Named Executive Officer and all other executive officers for review and analysis in the context of all the components of total compensation.  In or around July of each year, the Vice President of Human Resources provides to the Compensation Committee the proposed base salary compensation for each NEO and other executive officers for review and analysis, again in the context of all the components of total compensation.  In each case, Compensation Committee members ask for additional information, raise questions and have discussions.  The compensation structure for the Chief Executive Officer is decided upon and approved by the Compensation Committee members in private sessions and discussions.  Compensation decisions regarding the other executive officers are made at the scheduled Compensation Committee meeting or by unanimous written consent.  In the process of reviewing each compensation component, the Company provides the Compensation Committee with internal information showing the relationship between each executive level of compensation within the Company.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is appointed by the Board of Directors and makes recommendations to it regarding nominees for the Board of Directors, monitors the size and composition of the Board of Directors, assists the Board of Directors with review and consideration of developments in corporate governance practices and performs such other duties as the Board of Directors shall from time to time prescribe.  The Nominating and Corporate Governance Committee consists of Messrs. Bourgoin (Chairman), Callahan and Heneghan, each an independent director as defined in the listing standards of the NASDAQ Stock Market.  The Nominating and Corporate Governance Committee met three times in 2010.

The primary objectives of the Nominating and Corporate Governance Committee are to assist the Board of Directors by: (i) considering and/or recruiting individuals qualified to become Board members and recommending that the Board of Directors select a group of director nominees for each next annual meeting of the Company’s shareholders; (ii) recommending members of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors who are qualified and experienced “independent” directors; (iii) assisting management and the Board of Directors in developing and recommending to the Board of Directors corporate governance policies and procedures applicable to the Company; and (iv) monitoring compliance with appropriate corporate governance practices as they relate to the duties of both management and the Board of Directors.  All powers of the Nominating and Corporate Governance Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

A copy of the Nominating and Corporate Governance Committee Charter is available at www.micrel.com.

Nomination Process

The Nominating and Corporate Governance Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective.  If any member of the Board of Directors does not wish to continue in service or the Nominating and Corporate Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee consistent with the Nominating and Corporate Governance Committee’s criteria for Board of Directors service.  Current members of the Board of Directors and management are polled for their recommendations.  Research may also be performed or third parties retained to identify qualified individuals.  The Nominating and Corporate Governance Committee will not recommend a candidate unless that candidate has indicated a willingness to serve as a director and has agreed to comply, if elected, with the expectations and requirements of service on the Board of Directors.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, and any such recommendations should be forwarded to the Nominating and Corporate Governance Committee in writing at our executive offices as set forth in this Proxy Statement.

The Nominating and Corporate Governance Committee will consider shareholder nominations for the election of directors at our 2012 Annual Meeting of Shareholders if the nominations are timely, as described in this Proxy Statement under the caption “Shareholder Proposals for the 2012 Annual Meeting,” and the nominations otherwise comply with our Bylaws and applicable law.  Such recommendations should include the following information:

•	name, biographical information and qualifications of the candidate, and a written consent from the candidate agreeing to be named as a nominee and to serve as a director if nominated and elected;

•	such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;

•	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Audit Committee; and

•	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NASDAQ Stock Market.

The Company will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors.  Any recommendations received from shareholders will be evaluated in the same manner as potential nominees suggested by Board members, management or other parties.

The Nominating and Corporate Governance Committee evaluates director candidates based upon a number of criteria, including:

•	a high level of personal and professional integrity;

•	commitment to promoting the long term interests of the Company’s security holders and independence from any particular constituency;

•	professional and personal reputations that are consistent with the Company’s values;

•
broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on the semiconductor industry generally, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•	adequate time to devote attention to the affairs of the Company;

•	such other attributes, including independence, relevant in constituting a Board of Directors or committee that also satisfies the requirements imposed by the SEC and the NASDAQ Stock Market; and

•	Board of Directors balance in light of the Company’s current and anticipated needs and the attributes of the other directors and executives.

Although we do not have a formal diversity policy, the Nominating and Corporate Governance Committee evaluates the mix of characteristics, skills and experience of the directors, including diversity of personal background, perspective and experience, and assesses nominees and potential candidates in the context of the current composition of the Board of Directors and the requirements of the Company.

Mr. Bourgoin is being nominated for election by the shareholders of the Company for the first time at the Annual Meeting.  Mr. Bourgoin was recommended for his original appointment to the Board of Directors by an executive officer.  Subsequently, Mr. Bourgoin was recommended for nomination for election to the Board of Directors at the Annual Meeting by Mr. Zinn, the Company’s President, Chief Executive Officer and Chairman of the Board.

Security Holder Communication with Board Members

Any holder of the Company’s securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to the Company’s General Counsel or Secretary at our executive offices as identified in this Proxy Statement.  Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

The Company’s General Counsel or Secretary will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication.  The Company’s General Counsel or Secretary may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the Company or any of its operating units. The Company’s policies regarding the handling of security holder communications were approved by the Board of Directors, including a majority of our independent directors.

Annual Meeting Attendance

The policy of the Board of Directors is that all directors attend each Annual Meeting of Shareholders, absent circumstances that prevent attendance.  All five directors at the time of the 2010 Annual Meeting of Shareholders attended that meeting.  Mr. Bourgoin, who was appointed as a director following the 2010 Annual Meeting of Shareholders, was also in attendance.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Officers that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Company’s Code of Ethics for Senior Officers can be viewed at www.micrel.com.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below.  Our named executive officers, or NEOs, for 2010 were as follows: Raymond D. Zinn, President, Chief Executive Officer and Chairman of the Board; Clyde Raymond Wallin, Vice President of Finance and Human Resources and Chief Financial Officer; James G. Gandenberger, Vice President of Worldwide Operations and Foundry Business; Jung-Chen Lin, Vice President of Ethernet; and Thomas S. Wong, Vice President of High Bandwidth.

Compensation Objectives

The Compensation Committee believes that compensation paid to our NEOs should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for shareholders, recognize and reward individual contributions to Company performance, and assist the Company in attracting and retaining key executives critical to its long-term success.

In establishing compensation for NEOs, the following are the Compensation Committee’s objectives:

•	Attract and retain executives of superior ability and managerial talent to drive the Company’s success;

•	Align executive compensation with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s shareholders;

•
Motivate our leaders to deliver strong business results and achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas;

•	Differentiate compensation so that it varies based on individual and team performance;

•	Balance rewards for executive roles between short-term results and the long-term strategic decisions needed to ensure sustained success for the Company and its shareholders over time;

•
Enhance the executives’ incentive to increase the Company’s stock price and maximize shareholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of ownership in the Company through stock options;

•	Allow executives to share in the Company’s financial success; and

•	Reflect a total rewards perspective by balancing fixed and variable pay and cash and equity awards.

The Company’s overall compensation program is structured to achieve these objectives by compensating our executives competitively, and tying their compensation to the Company’s success and their contribution to that success.  The Company believes compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to Company stock performance and other factors that directly and indirectly influence shareholder value.  Accordingly, the Company sets goals designed to link each NEO’s compensation to the Company’s performance and his or her own performance within the Company in achieving corporate priorities.  The Company’s compensation program will change from time to time, as necessary to support corporate objectives and as those objectives change.  The specific principles, components and decisions used in 2010 to set executive compensation are discussed below.

Components of Executive Compensation

The Company’s compensation program is comprised of the following components for NEOs and has been designed to meet the above objectives:

•	Base salary;

•	Annual cash incentive bonus opportunities;

•	Discretionary annual stock option and/or restricted stock unit grants;

•	401(k) plan, including the Deferred Profit Sharing portion; and

•	Medical, life and disability insurance and other benefits.

Consistent with our performance-based compensation philosophy, and because NEOs are in a position to directly influence the overall performance of the Company, our executive compensation includes a significant incentive-based component.  The Company reserves the largest potential compensation awards for performance- and incentive-based programs for the Company’s NEOs.  Those programs include annual and long-term at-risk awards based on the financial performance of the Company.  Those programs provide compensation in the form of both cash and equity, to provide incentives to reward both short-term and long-term performance of the Company.  The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to the peer group of semiconductor companies (our “Peer Group”), discussed below under the heading “Compensation Benchmarking and Peer Group,” while considering the balance between providing short-term incentives and long-term investment parallel with shareholders, to align the interests of each NEO with the interests of our shareholders, in light of the NEO’s current equity holdings.  The Compensation Committee balances the individual compensation elements for each NEO individually, and the balance between equity and cash compensation among NEOs is evaluated annually using the above criteria.

To tie compensation directly to performance, there is no minimum award of compensation required by the performance-based compensation program or the Company’s equity incentive program.

Determination of Compensation Awards

The Compensation Committee has primary authority to determine and approve the compensation awards available to the Company’s NEOs.  The Compensation Committee may engage independent consultants to provide comparative information on compensation and benefits as well as to advise the Compensation Committee on compliance issues involving federal and state laws and regulations concerning compensation of executives.  The Compensation Committee is comprised entirely of independent directors.  The Compensation Committee operates under a written charter adopted by our Board of Directors which can be found on our website at www.micrel.com.  All decisions relating to the compensation of the Chief Executive Officer are made by the Compensation Committee without management present.  In assessing the compensation of the Chief Executive Officer and each of the other NEOs, the Compensation Committee considers the performance of the Company, the executive’s contribution to that performance, comparisons to other executive officers holding similar positions and responsibilities at other companies in the Peer Group, management recommendations and other factors (including tenure and experience, retention concerns and historical compensation).

The Compensation Committee uses several analytic tools when making compensation decisions, which include Company performance reviews, Peer Group compensation data, the recommendations of the Chief Executive Officer and the Vice President of Finance and Human Resources, individual performance reviews and internal pay equity.  Consistent with prior years, Peer Group compensation data is compiled by the Human Resources Department and provided to the Compensation Committee.  The Compensation Committee uses the Peer Group data as a factor in its determination of key elements of the compensation programs.  The Compensation Committee also uses senior management staff as needed to gather, prepare, and advise in the use of compensation data.

The Peer Group data provides information to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers, and provides one of the bases for the Compensation Committee’s analysis of the structure of the Company’s various compensation programs and the appropriate levels of salary, bonus and other awards payable to the Company’s NEOs.  Based upon this analysis, the Company’s executive compensation package consists of a fixed base salary and variable cash and stock-based incentive awards, with a significant portion weighted towards variable components to ensure that total compensation reflects the overall success or failure of the Company and to motivate NEOs to meet appropriate performance measures, thereby maximizing total return to the Company and its shareholders.

In addition to Peer Group data, the Company participates in an industry compensation survey, and subscribes to a service provided by Radford Advisory Services.  Information provided in Radford’s Benchmark and Executive Surveys (the “Benchmark Surveys”) is reviewed and compared with Peer Group data. The Benchmark Surveys capture base salary, incentive and equity data for full-time, US-based employees, including executives, categorized by job classification.  The Benchmark Survey data is used by the Compensation Committee in conjunction with the Peer Group data to determine appropriate NEO compensation packages.

The Compensation Committee also reviews management recommendations and Company and individual performance evaluations in setting NEO compensation.  The Chief Executive Officer and Vice President of Finance and Human Resources provide recommendations annually to the Compensation Committee regarding the compensation of all NEOs.  The Vice President of Finance and Human Resources provides recommendations regarding the compensation of the Chief Executive Officer and other NEOs, based on the Peer Group data and Benchmark Survey data. Each NEO in the Company participates in an annual performance review of the Chief Executive Officer to provide input about the Chief Executive Officer’s contributions to the Company’s performance for the period being assessed.  Each NEO other than the Chief Executive Officer, participates in an annual performance review with the Chief Executive Officer to provide and receive input about his or her contributions to the Company’s success for the period being assessed.  The performance of each NEO other than the Chief Executive Officer is reviewed annually by the Chief Executive Officer and the Compensation Committee.

The Compensation Committee reviews summaries of the major components of the Chief Executive Officer’s and other NEOs compensation, including annual base salary, bonuses based on corporate and individual performance, and equity compensation.  These summaries reflect the annual compensation for the NEO (both target and actual), as well as the potential payments under selected performance scenarios. The compensation summaries are prepared by the Human Resources Department and are presented at Compensation Committee meetings by the Vice President of Finance and Human Resources.  With regard to the performance scenarios, these summaries demonstrate the amounts of compensation that would be payable under minimum, target and maximum payout scenarios under our cash incentive compensation plan. The overall purpose of this review is to identify elements of actual and potential future compensation of our NEOs, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual projected compensation.  The Compensation Committee bases its analysis on the Peer Group data and compensation summary information, including the Benchmark Survey data, provided by the Vice President of Finance and Human Resources in consideration of the management team’s compensation and internal pay equity.

Compensation Benchmarking and Peer Group

One of the tools we use in determining compensation for our NEOs is a comparison of the compensation of our Chief Executive Officer and the other NEOs relative to the compensation paid to similarly-situated executives at companies that we consider being in our peer group.  In 2010, this “Peer Group” of companies consisted of the following semiconductor companies:  Advanced Analogic Technologies, Incorporated; Applied Micro Circuits Corporation; Exar Corporation; Intersil Corporation; Linear Technology Corporation; Maxim Integrated Products, Incorporated; Microsemi Corporation; Monolithic Power Systems, Incorporated; Power Integrations, Incorporated; Semtech Corporation; and Supertex, Incorporated.  This approach ensures that our cost structures will allow us to remain competitive in our markets.  An important component of setting and structuring compensation for the Company’s NEOs is reviewing the compensation packages offered by the Peer Group in order for the Company to offer competitive compensation within that group and similar companies.  In 2010, we surveyed the compensation practices of the Peer Group in the United States, as well as other countries in which we have significant employee populations, to assess our competitiveness.  In determining the level of compensation provided to our NEOs, the Company reviews each element of compensation within the Peer Group, including base salary, target annual cash incentives, and long-term equity incentives.  We believe that the Peer Group is representative of the sector in which we operate, and the group was chosen because of each of the company’s relative leadership position in our sector, their relative size as measured by sales volume, and the relative complexity of their businesses.

For 2010, we targeted the aggregate value of our total compensation at approximately the median level for the Peer Group for all NEOs.  The Compensation Committee believes that our overall pay positioning will allow us to attract and retain the appropriate level of executive talent, while appropriately rewarding high performance through performance objectives.  The actual target compensation for each individual executive may be higher or lower than the targeted market position based on such factors as individual skills, experience, contribution and performance, internal equity, or other factors that the Compensation Committee may take into account that are relevant to the individual executive. In addition, actual compensation results (e.g., amounts earned and paid each year) may be higher or lower than target based on corporate and individual performance.

We strongly believe in retaining the best talent among our senior executive management team.  To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate total compensation packages with the Company’s NEOs that may deviate from the general principle of targeting total compensation at the median level for our Peer Group.  Actual pay for each NEO is determined around this structure, driven by the performance of the executive over time, as well as the annual performance of the Company.  Equity grant guidelines are then set by job level, using Peer Group data and current guidelines to determine the appropriate annual grant levels for the upcoming year.  Using this methodology, for 2010, the average compensation for our NEOs was at approximately the 50th percentile of our Peer Group.

The Company’s approach to benchmarking is two-fold.  First, in setting annual cash compensation for our NEOs, the Company aims to provide market compensation that approximates the median annual cash compensation of executive officers performing similar job functions at companies in the Peer Group.  To determine that level of compensation, the Company annually reviews Benchmark Surveys of the Peer Group and actual salary amounts provided in Peer Group proxy statements.  Our annual review indicates that we are providing to our NEOs annual cash compensation at or below the median of the Peer Group.  The Company believes that its design of base and incentive annual cash compensation provides market-competitive annual cash compensation to the Company’s NEOs.  Second, equity grant guidelines are set by job level, using current Company guidelines, Peer Group data, and internal equity compensation comparisons to determine the appropriate annual grant level for each NEO for the upcoming year.  For 2010, as with total compensation, we targeted the aggregate value of our equity incentive compensation at approximately the median level of our Peer Group for our NEOs based on number of shares underlying options granted.

Internal Pay Equity

Our core compensation approach is to pay our NEOs competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve our business and financial objectives.  While comparisons to compensation levels at companies in our Peer Group are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for the Company to achieve our corporate objectives as outlined at the beginning of this Compensation Discussion and Analysis.

In implementing this philosophy, the Compensation Committee analyzed the relationship between our Chief Executive Officer’s total compensation and the total compensation of the other NEOs of the Company.  For this purpose, total compensation includes base salary, bonus payouts and the value of equity awards.

The Compensation Committee evaluated the mix of the individual elements of compensation paid to the Chief Executive Officer and the other NEOs as well as the changes in the overall composition of the management team and the overall accountabilities of the individual NEOs and the Chief Executive Officer.  In addition, the Compensation Committee also considered the internal pay equity between the other NEOs in relation to the next lower tier of management, in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those NEOs.  Based on this analysis, the Compensation Committee determined that compensation in 2010 reflected an appropriate target differential for executive compensation; given the different accountabilities for the Chief Executive Officer and the other NEOs and no changes were necessary to maintain consistency with our internal pay equity policy.

Base Compensation

The Company provides its NEOs with a base salary that is structured around the median of the Peer Group.  Base salaries provide consistent cash flow to employees assuming sufficient levels of performance and continued employment.  Salaries for the Company’s NEOs and other executive officers are determined primarily on the basis of the NEO’s responsibility, Company budgets, general salary practices of companies within the Peer Group, the officer’s individual performance and experience, internal pay equity and retention concerns.  The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include:  (i) individual performance, (ii) the functions performed by the NEO, (iii) the scope of the NEO’s ongoing duties, (iv) general changes in base salary by companies in the Peer Group, and (v) the Company’s financial performance generally.  In 2010, all NEOs received a pay increase, in line with merit increase targets for all employees for 2010. The 2010 salary increase for each NEO was 3.0%, compared with a target average of 3.0% for non-NEO exempt and salaried non-exempt employees.

Performance-Based Compensation

The Company structures its compensation programs to reward NEOs based on the Company’s performance and the individual executive’s contribution to that performance, as well as align NEO compensation with the achievement of strategic initiatives in the short-term. NEOs are eligible to receive bonus compensation in the event certain specified corporate performance measures are achieved.  In determining the performance-based compensation awarded to each NEO, the Company evaluates the Company’s and executive’s performance in a number of areas.

Compensation pursuant to the annual incentive program is made in the form of cash.  The general criteria for evaluating the performance of the Company and NEOs are the Company’s financial performance as measured by earnings per share.  However, the Compensation Committee can and does exercise discretion based on recommendations by the Chief Executive Officer to adjust individual payouts based on individual and business unit performance.  Individual payouts are made at the discretion of the Compensation Committee and can vary significantly based on individual performance.

The amounts payable under the Company’s annual performance-based program for NEOs in 2010 were determined initially based upon the Company’s actual performance measured against the following performance criterion:
Corporate Performance Criterion	Relative Weight	Threshold Performance Level	100% Target Performance Level	Maximum Payment Performance
Annual Earnings per Common Share (“EPS”) (1)	100%	$0.35	$0.60	–
_______________

(1)
Non-GAAP EPS results, which exclude the impact of revenue and cost of revenues related to intellectual property settlements, equity-based compensation, certain third party legal expenses associated with litigation settlements, other unusual operating income and expense items, restructuring charges and related tax effects.

The threshold level of $0.35 annual earnings per common share was intended to set a level of corporate performance below which no executive bonus payments would be made.  The non-GAAP EPS achieved by the Company for the previous three years – 2007, 2008 and 2009 – was $0.51, $0.49 and $0.36, respectively.  Thus, the Compensation Committee considered $0.35 annual EPS to be a substantial threshold for executive bonus payments, requiring substantial effort and commitment by the executive in order to attain any annual bonus payment.  In the event the financial performance of the Company exceeded the threshold level but did not achieve target level, the NEOs were eligible to earn proportional awards between zero and the target performance amounts.  In the event performance exceeded the earnings per share target, the NEOs and other executive officers were eligible to earn a proportional award in excess of the target payout amounts.  Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance.  Payments under each of the programs are contingent upon continued employment, though pro rata bonus payments may be paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.  The Compensation Committee has approved a substantially similar cash incentive bonus program for 2011.

In February 2010, the Compensation Committee and the Board of Directors established total bonus pool target amounts based on the Company’s achievement of non-GAAP earnings per share across a range of possible outcomes. The Compensation Committee and the Board of Directors also established profiles and payout targets for different groups of employees within the overall bonus pool target amounts.

Under the cash incentive bonus program in 2010, based upon the performance criteria set forth above, the Company’s NEOs had a target payout of an aggregate of $1,736,000, with the Chief Executive Officer eligible to earn a target bonus amount of approximately $870,000 and each of the other NEOs eligible to earn a target bonus amount of $217,000.  The Compensation Committee set the target bonus amount for the Chief Executive Officer higher than other NEOs based on the Chief Executive Officer’s ability to directly influence results through his efforts, his overall contribution to the Company and relative amounts of executive bonuses at the Peer Group companies.

Based on the Company’s achievement of non-GAAP earnings per share of $0.85 for 2010 (which exclude the impact of equity-based compensation, other unusual operating income and expense items, restructuring charges and related tax effects), the Compensation Committee subsequently established, and the Board of Directors approved, a target bonus payout for the Chief Executive Officer and NEOs of 113% which was above the pre-determined target.  The bonus payouts for executives other than the Chief Executive Officer were based on the targets described in the performance criterion table set forth above.  However, Compensation Committee can and does exercise discretion based on recommendations by the Chief Executive Officer to adjust individual payouts based on individual and business unit performance.  Actual individual bonus payouts were each 113% of target, based on the Company’s financial performance during 2010.  Bonus payouts for NEOs were not adjusted for individual performance in 2010.

The Compensation Committee believes that the payment of the annual incentive bonus in cash provides incentives necessary to retain NEOs and reward them for short-term company performance.  The dollar amount of the incentive bonus paid to the Chief Executive Officer and each other NEO is set forth in the Summary Compensation Table below.

Discretionary Long-Term Equity Incentive Awards

Long-term incentives are a significant element of total NEO compensation.  Performance-based components of compensation comprise much of this element, consistent with our philosophy of driving performance and thereby aligning the interests of executives with other shareholders.  These incentives are designed to motivate NEOs to improve financial performance and shareholder value.  The Company’s NEOs are eligible to receive awards of stock options as part of the Company’s annual equity award program under the Company’s 2003 Incentive Award Plan (the “2003 Plan”).  The Company’s 2003 Plan, which is administered by the Compensation Committee, also allows for other incentive and performance-based awards such as stock appreciation rights, dividend equivalents, stock payments and restricted stock units/deferred stock.

Grants of options to purchase shares of our common stock represent the high-risk and potential high-return component of our total long-term incentive program, as the realizable value of each option can fall to zero if the stock price is lower than the exercise price established on the date of grant.  NEOs can choose to receive a lesser number of restricted stock units instead of stock options.  Restricted stock units pose lower-risk and lower potential returns for our executives but still align employee interests with the interests of our shareholders.  Guidelines for the number of stock options, if any, granted to each NEO are determined using a procedure approved by the Compensation Committee with reference to the Peer Group data and tenure with the Company.  In addition to the annual equity award grant that an NEO is eligible to receive, the Compensation Committee, in its sole discretion, may approve additional grants from time to time, to reflect, for example, a significant change in job responsibility or in recognition of a significant achievement, or following the reconsideration of Peer Group data.

Stock option or restricted stock unit grants to NEOs are typically approved by the Compensation Committee once a year.  The Company may also grant an equity incentive award at the discretion of the Compensation Committee or the Board in connection with the hiring, promotion or special incentive or recognition of an NEO.  The Vice President of Finance and Human Resources provides the Compensation Committee Peer Group data regarding stock option grants.  Based on such data, and the Compensation Committee’s assessment of the annual performance of the Company and individual NEOs, internal pay equity considerations and recommendations by the Chief Executive Officer and the Vice President of Finance and Human Resources, the Compensation Committee determines the amount of any award of stock options or restricted stock units to NEOs.  The exercise price of any options awarded is set at the “fair market value” of the common stock underlying the option on the grant date.  The fair market value of the Company’s common stock as of a given date will be equal to the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market, on such given date, or if shares were not traded on such given date, then on the next preceding date on which a trade occurred.  Because the exercise price of these options is equal to the fair market value of the Company’s common stock on the date of grant, these stock options will deliver a reward only if the stock price appreciates from the price on the date the stock options were granted.  This design is intended to focus the NEOs on the long-term enhancement of shareholder value.

Stock option and restricted stock unit awards approved by the Compensation Committee are awarded with a grant date that is the date of the Compensation Committee meeting on which the equity awards are approved.  The Company will not make grants of equity-based compensation while in possession of material non-public information, or otherwise in violation of the Company’s Worldwide Standards of Business Conduct.

Stock options granted under the Company’s 2003 Plan generally have a five-year vesting schedule, with vesting occurring in equal installments on each anniversary of the grant date, in order to provide an incentive for continued employment.  Stock options generally expire ten years from the date of the grant.  The Compensation Committee believes that this provides a reasonable time frame in which to align the NEO with the price appreciation of the Company’s stock. Restricted stock units granted under the Company’s 2003 Plan generally have a five-year vesting schedule, with vesting occurring in equal installments on each of the third, fourth and fifth anniversary of the grant date.

In 2010, the NEOs and other executive officers were eligible for, and received, individual stock option awards under the Company’s 2003 Plan.  The stock options awards in 2010 for NEOs are set forth in column (j) of the Grants of Plan-Based Awards table below.

Other Elements of Compensation and Perquisites

Medical Insurance.  The Company provides to each NEO, the NEOs spouse and dependents such health, dental and vision insurance as the Company may from time to time make available to its other executive officers and all full-time, regular employees.

Life and Disability Insurance.  The Company provides each NEO such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment.  The premiums paid for term life insurance for each NEO are set forth in Column (i) of the Summary Compensation Table.

Automobile Allowance.  The Company provided the Chief Executive Officer with an allowance of approximately $27,700 for automobile-related expenses in 2010.

Policy Regarding Deductibility of Compensation.

The Company has considered the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for each of our NEOs (other than our Chief Financial Officer), unless compensation is performance based. Where reasonably practicable, the Company seeks to qualify the variable compensation paid to our NEOs for an exemption from the deductibility limitations of Section 162(m). As such, in approving the amount and form of compensation for our NEOs, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m). However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

********************************

The Compensation Committee has reviewed all components of each NEOs and executive officer’s compensation, including base salary, performance-based cash compensation, and long-term equity incentive compensation and utilized the Peer Group data to perform competitive peer compensation analysis.  Based on this review, the Compensation Committee determined that the NEOs and all other executive officers’ compensation is consistent with the Company’s Peer Group and is consistent with the Company’s financial performance and the individual performances of each NEO and executive officer.  The Compensation Committee believes that the NEOs and all other executive officers’ total compensation in the aggregate is reasonable, competitive, and not excessive.  The Compensation Committee specifically considered that the Company did not maintain any employment contracts or deferred compensation plans with its executive officers and, except as stated otherwise herein for the Chief Executive Officer, does not provide perquisites to such individuals.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

The undersigned members of the Compensation Committee have thoroughly reviewed the foregoing Compensation Discussion and Analysis (“CD&A”) and have discussed it with management.  Following its review of the CD&A and discussion with management, the Compensation Committee recommended to management that the CD&A be included in the Company’s Proxy Statement.

COMPENSATION COMMITTEE

Frank W. Schneider, Chairman
John E. Bourgoin
Michael J. Callahan
Neil J. Miotto

********************************

Other Compensation Policies and Practices

The Company’s compensation programs are designed to provide competitive overall compensation packages to our executives and other employees, and include a mix of compensation elements based on achievement of both long-term and short-term objectives.  The Company has reviewed its compensation policies and practices and concluded that they are designed and administered with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table 2010, 2009 and 2008

The following table sets forth the total annual compensation earned for the years ended December 31, 2010, 2009 and 2008 by each of the Company’s NEOs for the years in which they were NEOs.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(f)	(g)	(i)	(j)
Raymond D. Zinn President, Chief Executive Officer and Chairman of the Board	2010 2009 2008	337,393 321,221 334,794	579,172 475,007 320,536	973,652 111,045 199,799	32,187 29,541 29,756	1,922,404 936,814 884,885
Clyde Raymond Wallin Vice President of Finance and Human Resources and Chief Financial Officer	2010 2009	241,231 222,385	77,588 486,696	245,913 27,761	4,505 36,090	569,237 772,932
James G. Gandenberger Vice President of Worldwide Operations and Foundry Business	2010 2009 2008	264,112 272,072 255,746	155,176 125,734 144,829	245,913 27,761 53,700	4,505 1,090 2,428	669,706 426,657 456,703
Jung-Chen Lin Vice President of Ethernet	2010	245,167	93,106	245,913	4,505	588,691
Thomas S. Wong Vice President of High Bandwidth	2010	228,327	93,106	245,913	4,505	571,851

(1)	Employee contributions to defined contribution plans are included in salary amounts because such contributions are deferred at the election of the NEO.

(2)
Amounts shown do not reflect compensation actually received by the NEO. Instead, the dollar value of these awards is the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718 in the year indicated. For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.  The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. There is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(3)
The amounts indicated in this column represent cash incentive bonuses earned by each executive officer based on the Company’s performance.  All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year.  The 2010 annual incentive program discussed in further detail under the heading “Performance-Based Compensation.”

(4)
Represents automobile-related allowances for Mr. Zinn of $27,682 for 2010, $28,451 for 2009, and $26,657 for 2008; and contributions by the Company to the Company’s defined contribution plan for each NEO.

Grants of Plan-Based Awards during Fiscal Year 2010

The following table provides certain information with respect to the grant of plan-based awards to each of the NEOs during the fiscal year ended December 31, 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Underlying Options (#)	Awards ($/Sh) (2)	Awards (3)($)
(a)	(b)	(c)	(d)	(e)	(j)	(k)	(l)
Raymond D. Zinn	– 2/25/10	54,000 –	870,000 –	– –	– 200,000	– 10.31	– 579,172
Clyde Raymond Wallin	– 2/25/10	13,500 –	217,000 –	– –	– 25,000	– 9.37	– 77,588
James G. Gandenberger	– 2/25/10	13,500 –	217,000 –	– –	– 50,000	– 9.37	– 155,176
Jung-Chen Lin	– 2/25/10	13,500 –	217,000 –	– –	– 30,000	– 9.37	– 93,106
Thomas S. Wong	– 2/25/10	13,500 –	217,000 –	– –	– 3 0,000	– 9.37	– 93,106

_______________

(1)
The amounts shown in column (c) reflect approximate estimated payouts of bonus compensation at the minimum threshold levels of non-GAAP earnings per share required for NEO bonus compensation.  The amounts shown in column (d) reflect approximate estimated payouts of bonus compensation at target levels of non-GAAP earnings per share.  The incentive bonus plan payout structure was proportional to our non-GAAP earnings per share at different levels. There was no minimum or maximum amount of bonus payable under the plan.

(2)
Each option vests with respect to 20% of the shares subject to the option on each of the first five anniversaries of the date of grant, subject to the NEO’s continued service to the Company through each vesting date.

(3)
Represents the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718.  For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.  The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. There is no assurance that the value, if any, eventually realized will correspond to the amount shown.

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table shows grants of stock options outstanding on December 31, 2010, the last day of our fiscal year, to each of our NEOs.  None of our NEOs had grants of unvested stock awards outstanding on December 31, 2010.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Raymond D. Zinn	3,095 125,000 80,000 64,000 67,500 – 40,000 _	– – – 16,000 (2) 45,000 (3) 72,600 (4) 160,000 (5) 200,000 (6)	– – – – – – – –	12.71 16.39 10.76 16.21 13.25 7.41 7.85 10.31	05/27/13 03/11/14 03/09/15 03/02/16 02/23/17 02/21/18 05/21/19 02/25/20
Clyde Raymond Wallin	30,500 –	160,000 (7) 25,000 (6)	– –	6.85 9.37	01/12/19 02/25/20
James G. Gandenberger	25,000 6,000 84,503 20,000 20,000 40,000 16,000 13,800 30,000 20,800 10,000 –	– – – – – – 4,000 (2) 9,200 (3) 20,000 (8) 31,200 (4) 40,000 (5) 50,000 (6)	– – – – – – – – – – – –	18.15 22.86 10.72 13.55 9.78 11.43 14.74 12.05 8.65 6.74 7.14 9.37	10/02/11 03/14/12 06/13/13 03/11/14 03/09/15 09/26/15 03/02/16 02/23/17 11/29/17 02/21/18 05/21/19 02/25/20
Jung-Chen Lin	10,000 5,000 28,308 –	15,000 (4) 20,000 (5) 56,608 (9) 30,000 (6)	– – – –	6.74 7.14 7.47 9.37	02/21/18 05/21/19 10/30/14 02/25/20
Thomas S. Wong	35,287 25,000 25,000 25,000 20,000 13,500 10,000 20,000 5,000 –	– – – – 5,000 (2) 9,000 (3) 15,000 (4) 30,000 (10) 20,000 (5) 30,000 (6)	– – – – – – – – – –	10.72 13.09 13.55 9.78 14.74 12.05 6.74 6.74 7.14 9.37	06/13/13 08/28/13 03/11/14 03/09/15 03/02/16 02/23/17 02/21/18 10/23/18 05/21/19 02/25/20
____________
(1)	Unless otherwise noted, these options vest over five years in equal installments on the anniversary date of the grant.

(2)	The remainder of the grant vested on March 2, 2011.

(3)	20% of the grant vested on February 23, 2011 and the remaining 20% will vest on February 23, 2012.

(4)	20% of the grant vested on February 21, 2011 and the remaining 40% will vest in equal installments on February 23, 2012 and 2013.

(5)	20% of the grant will vest on each of May 21, 2011, 2012, 2013 and 2014.

(6)	20% of the grant vested on February 25, 2011 and the remaining 80% will vest in equal installments on February 25, 2012, 2013, 2014 and 2015.

(7)	20% of the grant vested on January 12, 2011 and the remaining 60% will vest in equal installments on January 12, 2012 and 2013 and 2014.

(8)	20% of the grant will vest on November 29, 2011 and the remaining 20% will vest on November 29, 2012.

(9)	This grant vests in three equal installments on the anniversary date of the grant. The remaining two thirds of the grant will vest in equal installments on October 30, 2011 and 2012.

(10)	20% of the grant will vest on each of October 23, 2011, 2012 and 2013.

Option Exercises and Stock Vested During Fiscal Year 2010

The following table shows all option awards exercised and the value realized upon exercise for each of our NEOs during 2010.  None of our NEOs held stock awards during 2010.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
(a)	(b)	(c)
Raymond D. Zinn	48,400	94,864
Clyde Raymond Wallin	9,500	53,170
Jung-Chen Lin	33,911	212,591
________________

(1)	Value realized represents the excess of fair market value of the underlying shares at the time of exercise over the exercise price of the options.

Pension Plan, Deferred Compensation, Change in Control and Severance Payments

The Company has no pension plan.  The Company does not have a deferred compensation program.  Neither the Company nor any executive officer made any contributions to, or received any earnings from, a deferred compensation program in 2010.  According to the terms of his offer letter, Mr. Wallin, our Chief Financial Officer, will enter into a change of control agreement with the Company pursuant to which Mr. Wallin shall be entitled to a lump sum amount equal to one year base salary, less applicable withholdings, in the event that the Company is acquired by another company following the termination of Mr. Raymond D. Zinn’s employment with the Company and as a result of the acquisition, Mr. Wallin’s employment with the Company is terminated other than for good cause. If this arrangement had been triggered on December 31, 2010, Mr. Wallin would have been entitled to a lump sum amount of $245,000 less applicable withholdings.

The other NEOs are not party to any change in control or severance agreements or arrangements with the Company.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2010

Non-employee members of the Board of Directors receive an annual retainer for their service on our Board of Directors.  Initially, during 2010, non-employee directors received an annual retainer of $15,000, payable in quarterly installments in arrears.  In May 2010, the Compensation Committee and the Board of Directors approved an increase in the annual retainer to $25,000 to be paid to each non-employee director, commencing June, 2010.  The retainer continues to be paid to each non-employee director in quarterly installments in arrears.

In addition to annual retainers, non-employee directors of the Company receive $1,250 compensation for each meeting of the Board of Directors attended and $1,250 for each committee meeting not held in conjunction with a Board of Directors meeting.

The Company’s 2003 Incentive Award Plan, as amended, provides for annual automatic grants of nonqualified stock options to continuing non-employee directors.  In accordance with the 2003 Plan, new Board members receive an initial option grant to purchase 15,000 shares of the Company’s common stock upon commencement of Board of Directors service.  Furthermore, on the date of each annual shareholders’ meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 10,000 shares of the Company’s common stock.  If at any time during the year, an independent director purchases Company stock on the open market, that director will also be granted an equal number of options effective the same day, up to a limit of 5,000 shares per director per year.  All options granted to non-employee directors will have an exercise price equal to 100% of the fair market value, defined as the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market on the date of grant, and become exercisable at the rate of 25% per year, subject to continued service to the Company.

Director Compensation Table

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(h)
John E. Bourgoin	21,250	–	70,851	92,101
Michael J. Callahan	31,250	–	34,162	65,412
Daniel Heneghan	36,250	–	34,162	70,412
Neil J. Miotto	36,250	–	42,513	78,763
Frank W. Schneider	36,250	–	64,107	100,357
_______________

(1)	Represents cash payments for annual retainer, meeting and committee fees.

(2)
Represents the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.  At December 31, 2010, the aggregate number of shares of Company common stock underlying options held by each director was as follows: Mr. Bourgoin, 20,000 shares; Mr. Callahan, 66,000 shares; Mr. Heneghan, 35,000 shares; Mr. Miotto, 52,500 shares; and Mr. Schneider 60,000 shares.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Heneghan, Miotto and Schneider, with Mr. Heneghan serving as the Chairman of the Audit Committee.  The Company’s Audit Committee is composed solely of “independent” directors, as that term is defined in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors on December 13, 2004, as reviewed and re-approved on February 15, 2011, a copy of which is available at www.micrel.com.  The Audit Committee also approved the Company’s Internal Audit Charter on April 24, 2006, as reviewed and re-approved on March 11, 2010, a copy of which is available at www.micrel.com.  The Company’s Manager of Internal Audit regularly attends meetings of the Audit Committee and reports directly to the Company’s Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon.  The independent registered public accounting firm is also responsible for performing an audit of the Company’s internal control over financial reporting and expressing opinions on the operating effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.

  In accordance with the Internal Audit Charter, the Audit Committee is responsible for overseeing the Internal Audit function.  The Audit Committee receives a report each quarter from the Manager of Internal Audit on the Company’s activities regarding internal control procedures and Sarbanes-Oxley Section 404 compliance.  The Manager of Internal Audit reports on progress of the Company’s Internal Control Program, including internal testing and policy documentation activities.  The Manager of Internal Audit also presents a summary of internal control testing results, discusses any control issues discovered, and outlines the remedial actions taken for such issues.  The Manager of Internal Audit also indicates to the Audit Committee whether there are any findings of significant deficiencies or material weaknesses in the Company’s financial controls.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2010.  The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm;

•	reviewed and discussed management’s assessment of internal control over financial reporting with management, the Senior Internal Auditor;

•	discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

•
received from PwC written confirmation of their independence as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

The Audit Committee report shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE

Daniel Heneghan, Chairman
Neil J. Miotto
Frank W. Schneider

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2010 for all of our current equity compensation plans, including our 1994 Stock Option Plan, our 2000 Non-Qualified Stock Incentive Plan (“2000 Plan”) and our 2003 Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	7,993,687 (1)	$ 9.64	4,543,457 (2)
Equity Compensation Plans Not Approved by Security Holders	35,878 (3)	$10.83	– (4)
Total	8,029,565	$ 9.65	4,543,457
_________________

(1)
Includes (i) 7,757,023 shares of common stock issuable upon the exercise of options granted under the 2003 Plan, of which 3,157,496 shares were exercisable as of December 31, 2010 and (ii) 236,664 shares of common stock issuable upon the exercise of options granted under the 1994 Plan, all of which were exercisable as of December 31, 2010.

(2)	Represents 2,687,453 remaining shares of common stock available for issuance under the 2003 Plan and 1,856,004 remaining shares available for issuance under the Employee Stock Purchase Plan.

(3)	Represents shares of common stock issuable upon the exercise of options granted under the 2000 Plan, all of which were exercisable as of December 31, 2010.

(4)	No new grants may be made under the 2000 Plan since it expired according to its terms in November 2010.

Summary of the 2000 Non-Qualified Stock Incentive Plan

In November 2000, the Compensation Committee and the Board of Directors approved the implementation of the 2000 Non-Qualified Stock Incentive Plan (the “2000 Plan”).  The aggregate number of shares of common stock subject to issuance under the 2000 Plan may not exceed 200,000. The shares available for issuance under the 2000 Plan may be either previously un-issued shares or treasury shares.  The 2000 Plan is administered by the Board of Directors or a committee designated by the Board of Directors (the “Administrator”). The Administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares subject to such award, to set, amend, construe and interpret the terms and conditions of the award, and to take any other action that is consistent with the terms of the 2000 Plan.  Awards under the 2000 Plan were granted only to employees and consultants of the Company. Officers and directors of the Company were not eligible to receive awards under the 2000 Plan.

In March 2005, the Company suspended granting options under the 2000 Plan, and in November of 2010 the 2000 Plan expired according to its own terms.  No further grants may be made under the 2000 Plan; however, outstanding options previously granted under the 2000 Plan may continue to be exercised in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent registered public accounting firm (“IRPAF”) for the year ended December 31, 2010.  Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire.  Moreover, they will be available to respond to appropriate questions from shareholders.

The information below represents the aggregate fees billed by PwC for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2010 and December 31, 2009 and for other services rendered during fiscal years 2010 and 2009 on behalf of Micrel, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to Micrel.

	2010	2009
Integrated Audit Fees (1)	$850,000	$875,000
Audit Related Fees (2)	–	–
Tax Fees (3)	85,000	108,000
All Other Fees (4)	–	2,000
Total Fees	$935,000	$985,000
______________

 (1)  Integrated Audit Fees.  The aggregate fees billed for professional services rendered for the integrated audit of our annual financial statements and our internal control over financial reporting for the fiscal years ended December 31, 2010 and December 31, 2009, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, or services that are normally provided by the IRPAF in connection with statutory and regulatory filings or engagements.

(2)  Audit Related Fees. These are fees paid for assurance and related services reasonably related to the performance of the audit and review of our consolidated financial statements that are not reported under “Integrated Audit Fees.”

(3)  Tax Fees.  The aggregate fees billed in the years ended December 31, 2010 and December 31, 2009 for professional services rendered by the IRPAF for tax compliance, preparation of tax filings, assistance with tax audits and tax planning and advice.

(4) All Other Fees. The Company paid $2,000 to the Company’s IRPAF for a statutory audit in Norway for the fiscal year ended December 31, 2009.

All audit related services, tax services and other services were pre-approved by our Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the IRPAF.  The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OTHER MATTERS

Annual Report and Financial Statements

The 2010 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 2010, is enclosed with this Proxy Statement.

The 2010 Annual Report includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the SEC.  For information on how to obtain additional copies of the Form 10-K, please see the information below under the caption “Where You Can Find Additional Information.”

Shareholder Proposals for the 2012 Annual Meeting

Requirements for Shareholder Proposals Under Rule 14a-8.  In order to be considered for inclusion in the Company’s proxy materials for the 2012 Annual Meeting of Shareholders, shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must comply with all applicable SEC rules and must be received by the Company no later than December 17, 2011 unless the date of the 2012 Annual Meeting is before April 26, 2012 or after June 25, 2012, in which case the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2012 Annual Meeting.  To be considered at the 2012 Annual Meeting, the shareholder proposal must also satisfy the timing requirements described below for proposals submitted outside Rule 14a-8.

Requirements for Shareholder Proposals to be Brought Outside Rule 14a-8.  For shareholder proposals for the 2012 Annual Meeting of Shareholders that are not submitted pursuant to Rule 14a-8, the shareholder must give timely notice in writing to the Secretary of the Company.  To be timely, the notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, no later than March 1, 2012, unless the date of the 2012 Annual Meeting is before April 26, 2012 or after August, 24, 2012, in which case the deadline is the close of business on the tenth calendar day (or if such date is a Saturday, Sunday or federal holiday, then the next business day) following the day on which public announcement of the date of the 2012 Annual Meeting is first made.  A shareholder’s notice must also satisfy the other requirements set forth in Section 2.4 of the Company’s Bylaws.

Certain Relationships and Related Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In doing so, the Board of Directors applies the Company’s code of conduct, the “Worldwide Standards of Business Conduct,” which provides that directors, officers and all other employees are expected to avoid any activity or interest that conflicts with, appears to conflict with, or is inconsistent with or opposed to the best interests of the Company.  All employees acknowledge their adherence to the Standards of Business Conduct, and Directors and officers acknowledge their adherence annually.  Any possible conflict of interest involving any officer or Director must be reported to the Chief Executive Officer and the Board of Directors.  Furthermore, management is required to report to the Audit Committee on all related party transactions.  In accordance with its Charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

 David Zinn, a son of Raymond D. Zinn, our President, Chief Executive Officer and Chairman of the Board of Directors, is employed by Micrel.  Mr. David Zinn’s compensation has been established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.  In 2010, Mr. David Zinn’s salary and bonus were in line with other employees with his job function in the San Francisco Bay Area and with Micrel’s compensation policies and practices.  He is eligible to participate in our employee benefit programs on the same basis as other eligible employees.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Micrel shareholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker or (2) direct your written request to: Clyde Raymond Wallin, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131 or by telephone at (408) 944-0800. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request paper or electronic copies of our Annual Report on Form 10-K, proxy statement and form of proxy relating to the Annual Meeting, without charge online at https://www.almadenpressonline.com/micrel/, via telephone at (408) 435-2402 or by written request, directed to Clyde Raymond Wallin, c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131. If you would like to request our Annual Report on Form 10-K, proxy statement and form of proxy relating to the Annual Meeting, please do so by May 10, 2011 in order to receive them before the Annual Meeting.

THIS PROXY STATEMENT IS DATED APRIL 8, 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

**MICREL, INCORPORATED**
**Annual Meeting of Shareholders**
**Tuesday, May 26, 2011 12:00 pm**
**2180 Fortune Drive, San Jose, CA 95131**

**Travel Directions to Micrel**
**From San Francisco Int'l Airport or San Francisco via US 101:**
Take US 101 South (toward San Jose); exit Montague Expwy.; right at Trade Zone Blvd.; immediate right at Ringwood Ave., left on Fortune Dr.

**From San Jose Int'l Airport:**
Take Airport Parkway (becomes Brokaw Rd. then Murphy Rd.); left on Ringwood Ave.; right on Fortune Dr.

**From San Francisco via I-280**
Take I-280 South (toward San Jose); exit I-880 North (toward Oakland); exit Montague Expwy. East; right at Trade Zone Blvd.; immediate right at Ringwood Ave., left on Fortune Dr.

**We look forward to seeing you at the meeting. On behalf of the management and directors of Micrel, Incorporated, we want to thank you for your support.**

**IMPORTANT REMINDER**

**Your vote is very important. Please sign, date and return this proxy card today in the envelope provided, whether or not you plan to attend the Annual Meeting. Your Internet or telephone vote authorized the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.**

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Proxy Statement, 2010 Annual Report and any admendments to these documents are available at www.proxyvote.com.

M34129-P07631

**MICREL, INCORPORATED**
**2180 FORTUNE DRIVE**
**SAN JOSE, CA 95131**

**Raymond D. Zinn and Clyde R. Wallin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated, to be held on Thursday, May 26, 2011, and any adjournment or postponement thereof.**

**Signing, dating, and returning Micrel's proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.**

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED WITH REGARD TO A PROPOSAL, AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2 AND 3 AND FOR "THREE YEARS" WITH RESPECT TO PROPOSAL 4.**

**Your vote is very important. Please sign, date and return this proxy card today in the envelope provided.**

**Continued and to be signed on reverse side**

*MICREL, INCORPORATED*
*ATTN: SANDRA REESE*
*2180 FORTUNE DRIVE*
*SAN JOSE, CA 95131*

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M34128-P07631 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**MICREL, INCORPORATED**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| **Vote on Directors** | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

________________________

1. Election of Directors

**Nominees:**

01) Raymond D. Zinn
02) John E. Bourgoin
03) Michael J. Callahan
04) Daniel Heneghan
05) Neil J. Miotto
06) Frank W. Schneider

**Vote on Proposals**

**The Board of Directors recommends you vote FOR the following proposals:**

**The Board of Directors recommends you vote 3 years on the following proposal:**

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. Recommendation, on a non-binding, advisory basis, of the frequency of future shareholder advisory votes on named executive officer compensation. ("Proposal 4") | ☐ | ☐ | ☐ | ☐ |

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date